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Exhibit 10.29

Summary of Named Executive Officer Compensation & Performance Criteria

2004 Annual Bonus Awards

        The Compensation Committee (the "Committee") of our Board of Directors approved the following cash bonus payments for the named executive officers for 2004 in accordance with the performance-based bonus program established during the first quarter of 2004 under our stockholder-approved Incentive Compensation Plan:

Clarence P. Cazalot Jr.	$1,900,000
Janet F. Clark	$420,000
Philip G. Behrman	$305,000
Steven B. Hinchman	$295,000
Steve J. Lowden	$295,000

2005 Base Salaries (effective April 1, 2005)

        The Committee approved base salaries for the named executive officers, effective April 1, 2005, as follows:

Clarence P. Cazalot Jr.	$1,100,000
Janet F. Clark	$475,000
Philip G. Behrman	$335,000
Steven B. Hinchman	$335,000
Steve J. Lowden	$335,000

2005 Annual Bonus Performance Criteria

        The Committee also approved the performance criteria for the officers' 2005 annual bonus program under the Incentive Compensation Plan. The Committee established a 2005 bonus pool for officers based on the Company's 2005 income from operations. Officers' 2005 bonuses, in the aggregate, may not exceed the amount available in that pool.

        The Committee also established the following performance measures that, along with individual performance, will be considered in awarding individual bonus payments for 2005:

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  Upstream Adjusted Net Income per Barrel of Oil Equivalent Competitive Comparison

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  Downstream Adjusted Operating Income per Barrel of Crude Oil Throughput Competitive Comparison

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  Safety Measures

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  Environmental Measures

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  Budget/G&A Cost Measures

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  Net Proved Reserve Additions

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  Refining Mechanical Availability

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  Net Production

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  Downstream Return on Capital Employed

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  Marathon Oil Corporation Stock Price Performance

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  Individual Performance, including Living the Marathon Values

        Each officer's bonus payment will be tied to the performance measures that correspond to the success of his or her respective business unit segment. The Committee reserves the right to adjust or eliminate an annual bonus award based on its assessment of overall performance.

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  Exhibit 10.29
Summary of Named Executive Officer Compensation & Performance Criteria